Exhibit 31.4

CERTIFICATION PURSUANT TO

RULE 13a-14(a) AND 15d-14(a) UNDER

THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Dawn Casterson, Acting Chief Financial Officer of GigOptix, Inc. (the “Company”), certify that:

1) I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of the Company; and

2) based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Dawn Casterson
Dawn Casterson
Acting Chief Financial Officer

Dated: April 30, 2009